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                                                                    EXHIBIT 21.1

                        Subsidiaries of the Registrant



1)    Xchange UK, Ltd. (United Kingdom)

2)    Xchange Asia Pacific Pty Ltd. (Australia)

3)    Xchange K.K. (Japan)

4)    Xchange Solutions Singapore Pte, Ltd. (Singapore)

5)    Xchange GmbH (Germany)

6)    Xchange International, Inc. (Delaware)

7)    Exchange Applications Security Corporation (Massachusetts)

8)    Gino Borland, Inc. (d/b/a eXstatic Software, Inc., Washington)

9)    Action Systems Canada, Inc. (Texas)